UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
February 27, 2008

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

a) On February 27, 2008, the Registrant’s Board of Directors adopted the FFE Transportation Services, Inc. Restated Wrap Plan, which replaced a similar plan that had been in place since 2001. The FFE Transportation Services, Inc. Restated Wrap Plan was adopted primarily to comply with changes that recently became required by the Internal Revenue Service. A copy of the FFE Transportation Services, Inc. Restated Wrap Plan is filed herewith as Exhibit 10.1.

b) On February 27, 2008 the Registrant’s Board of Directors adopted the Second Amendment to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, which was adopted primarily to comply with changes that recently became required by the Internal Revenue Service. A copy of the amendment is filed herewith as Exhibit 10.2.

ITEM 1.02.	Termination of a Material Agreement

Concurrently with the adoption of the FFE Transportation Services, Inc. Restated Wrap Plan described at Item 1.01 (a) of this report, the Registrant cancelled the FFE Transportation Services, Inc. 401(k) Wrap Plan, which was filed as Exhibit 4.4 to Registrant’s Registration Statement #333-56248, and all amendments thereto.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
	10.1	FFE Transportation Services, Inc. Restated Wrap Plan
	10.2	Second Amendment to the Frozen Food Express Industries, Inc. 401(k) Savings Plan

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: March 4, 2008	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	FFE Transportation Services, Inc. Restated Wrap Plan
10.2	Second Amendment to the Frozen Food Express Industries, Inc. 401(k) Savings Plan